Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information of the combined company is presented to illustrate the combination of International Seaways Inc. (INSW or the Company) and Diamond S.

On July 16, 2021 (the “Effective Time”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of March 30, 2021, by and among INSW, Diamond S, and Dispatch Transaction Sub, Inc., a Republic of the Marshall Islands corporation and wholly-owned subsidiary of INSW (“Merger Sub”), Merger Sub merged with and into Diamond S (the “Merger”), with Diamond S surviving such merger as a wholly owned subsidiary of INSW. Immediately following the Effective Time, the Company contributed all of the outstanding stock of Diamond S to International Seaways Operating Corporation, a direct wholly-owned subsidiary of INSW.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 and unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and for the six months ended June 30, 2021 are based upon, derived from, and should be read in conjunction with the following: (i) the historical audited consolidated financial statements of INSW, which are available in INSW’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 12, 2021 and which is incorporated by reference in this Form 8-K, (ii) the historical audited consolidated financial statements of Diamond S, which are available in Diamond S’ Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 16, 2021 and which is incorporated by reference in this Form 8-K; (iii) the historical unaudited consolidated financial statements of INSW, which are available in INSW’s Form 10-Q for the quarter ended June 30, 2021, as filed with the SEC on August 9, 2021 and which is incorporated by reference in this Form 8-K, and (iv) the historical unaudited consolidated financial statements of Diamond S for the quarter ended June 30, 2021, which are available as Exhibit 99.1 to this Form 8-K.

For additional information regarding the accounting for the Merger, refer to INSW’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 2, 2022 and which is incorporated by reference in this Form 8-K.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaced the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). The combined company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined balance sheet gives effect to the combination as if it had been consummated on June 30, 2021 and the unaudited pro forma condensed combined statement of operations gives effect to the combination as if it had been consummated on January 1, 2020.

The unaudited pro forma condensed combined financial information is subject to the assumptions and adjustments described in the accompanying notes. The pro forma adjustments are based on available information and assumptions that the Company’s management believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

The combination has been treated as an asset acquisition under the guidelines of Accounting Standard Codification (“ASC”) 805, Business Combinations, and Accounting Standard Update (“ASU”) 2017-01, Business Combinations (Topic 805), whereby all assets acquired and liabilities assumed are recorded at the cost of the acquisition, including transaction costs, on the basis of their relative fair values. For purposes of the pro forma condensed combined financial information, the fair values of Diamond S’ identifiable tangible and intangible assets acquired and liabilities assumed are based on an estimate of fair value. Occasionally, upon allocating the cost of the asset acquisition to the individual assets acquired and liabilities assumed based on their relative fair values under ASC 805, an acquiring entity may determine that the total cost of the acquisition may be less than the fair value of the identifiable net assets acquired. In this case the acquirer shall reassess whether it has correctly identified all of the assets acquired and all of the liabilities assumed and shall recognize any additional assets or liabilities that are identified in that review. If the fair value of the identifiable net assets still exceeds the cost of the acquisition, the excess of fair value over cost should be allocated on a relative fair value basis to all qualifying assets, which will result in recognizing qualifying assets at less than fair value and recognizing non-qualifying assets and the assumed liabilities at fair value. INSW’s management believes that the estimated fair values utilized for the assets to be acquired and liabilities assumed for purposes of the pro forma condensed combined financial information, are based on reasonable estimates and assumptions.

The unaudited pro forma condensed combined financial information is provided for illustrative and information purposes only and is not intended to represent or necessarily be indicative of the combined company’s results of operations or financial condition had the Transaction been completed on the dates indicated, nor do they purport to project our results of operations or financial condition for any future period or as of any future date. The unaudited pro forma condensed combined financial information does not include any expected cost savings or operating synergies, which may be realized subsequent to the combination.

This unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes as well as the above referenced historical consolidated financial statements of both INSW and Diamond S.

INTERNATIONAL SEAWAYS, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

DOLLARS IN THOUSANDS

(UNAUDITED)

			Transaction
	INSW	Diamond S	Accounting		Pro Forma
	Historical	Historical	Adjustments	Notes	Combined
ASSETS
Current Assets:
Cash and cash equivalents	$117,391	$95,289	$(81,323)	(1)	$131,357
Voyage receivables, net of allowance for credit losses including unbilled amounts	50,981	45,217	1,116	(2)	97,314
Other receivables	6,324	—	—		6,324
Inventories	2,103	23,667	(6,598)	(3)	19,172
Prepaid expenses and other current assets	6,365	9,509	2,323	(2)	18,197
Vessels held for sale	29,146	—	—		29,146
Restricted cash	—	6,392	—		6,392
Total Current Assets	212,310	180,074	(84,482)		307,902
Restricted cash	16,173	—	—		16,173
Vessels and other property, net	1,055,747	1,654,269	(723,075)	(4)	1,986,941
Vessels construction in progress	14,606	—	—		14,606
Deferred drydock expenditures, net	39,405	29,368	(29,368)	(4)	39,405
Operating lease right-of-use assets	16,999	—	3,853	(5)	20,852
Investments in and advances to affiliated companies	149,580	8,205	—		157,785
Long-term derivative assets	6,526	369	—		6,895
Time charter contracts acquired, net	—	1,246	3,400	(6)	4,646
Other assets	7,519	5,116	(4,741)	(4)	7,893
Total Assets	$1,518,865	$1,878,647	$(834,413)		$2,563,099

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$29,453	$31,443	$—		$60,896
Current portion of operating lease liabilities	7,226	—	847	(5)	8,073
Current installments of long-term debt	61,483	168,725	—		230,208
Current portion of derivative liabilities	3,950	552	—		4,502
Total Current Liabilities	102,112	200,720	847		303,679
Long-term operating lease liabilities	7,541	—	4,421	(5)	11,962
Long-term debt	444,566	499,156	10,741	(7)	954,463
Long-term portion of derivative liabilities	3,782	—	—		3,782
Other liabilities	13,410	—	—		13,410
Total Liabilities	571,411	699,876	16,009		1,287,296

Equity:
Capital	1,278,365	1,242,259	(944,797)	(8)	1,575,827
Accumulated deficit	(307,994)	(99,945)	99,945	(8)	(307,994)
	970,371	1,142,314	(844,852)		1,267,833
Accumulated other comprehensive loss	(22,917)	(182)	182	(8)	(22,917)
Total equity before noncontrolling interest	947,454	1,142,132	(844,670)		1,244,916
Noncontrolling interest	—	36,639	(5,752)	(9)	30,887
Total Equity	947,454	1,178,771	(850,422)		1,275,803
Total Liabilities and Equity	$1,518,865	$1,878,647	$(834,413)		$2,563,099

See accompanying notes to the unaudited pro forma condensed combined financial information

INTERNATIONAL SEAWAYS, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS

(UNAUDITED)

			Transaction
	INSW	Diamond S	Accounting		Pro Forma
	Historical	Historical	Adjustments	Notes	Combined
Shipping Revenues:
Pool revenues, including revenues from companies accounted for by the equity method	$272,980	$51,130	$—		$324,110
Time and bareboat charter revenues	88,719	79,397	(4,903)	(1)	163,213
Voyage charter revenues	59,949	465,383	(5,251)	(2)	520,081
	421,648	595,910	(10,154)		1,007,404

Operating Expenses:
Voyage expenses	19,643	188,581	(2,217)	(2)	206,007
Vessel expenses	128,373	171,193	462	(3)	300,028
Charter hire expenses	30,114	—	—		30,114
Depreciation and amortization	74,343	115,783	(60,887)	(4)	129,239
General and administrative	29,047	30,005	518	(5)	59,570
Transaction and other costs related to merger	—	—	46,708	(6)	46,708
Provision for credit losses, net	(71)	—	—		(71)
Third-party debt modification fees	232	—	—		232
Loss on disposal of vessels and other property, including impairments	100,087	29,551	—		129,638
Total operating expenses	381,768	535,113	(15,416)		901,465
Income from vessel operations	39,880	60,797	5,262		105,939
Equity in income of affiliated companies	4,119	—	—		4,119
Operating income	43,999	60,797	5,262		110,058
Other (expense)/income	(12,817)	341	—		(12,476)
Income before interest expense and income taxes	31,182	61,138	5,262		97,582
Interest expense	(36,712)	(34,742)	3,558	(7)	(67,896)
(Loss)/income before income taxes	(5,530)	26,396	8,820		29,686
Income tax (provision)/benefit	(1)	—	—		(1)
Net (loss)/income	(5,531)	26,396	8,820		29,685
Less: Net income attributable to noncontrolling interest	—	3,079	(1,038)	(8)	2,041
Net (loss)/income attributable to the combined company	$(5,531)	$23,317	$9,858		$27,644

Weighted Average Number of Common Shares Outstanding:
Basic	28,372,375		22,536,647		50,909,022
Diluted	28,372,375		22,536,647		50,909,022

Per Share Amounts:
Basic net (loss)/income per share	$(0.20)		$0.44		$0.54
Diluted net (loss)/income per share	$(0.20)		$0.44		$0.54

See accompanying notes to the unaudited pro forma condensed combined financial information

INTERNATIONAL SEAWAYS, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS

(UNAUDITED)

			Transaction
	INSW	Diamond S	Accounting		Pro Forma
	Historical	Historical	Adjustments	Notes	Combined
Shipping Revenues:
Pool revenues, including revenues from companies accounted for by the equity method	$51,114	$53,527	$—		$104,641
Time and bareboat charter revenues	26,412	28,675	(2,847)	(1)	52,240
Voyage charter revenues	15,534	102,089	(890)	(2)	116,733
	93,060	184,291	(3,737)		273,614

Operating Expenses:
Voyage expenses	3,173	69,810	(137)	(2)	72,846
Vessel expenses	54,204	80,860	(21)	(3)	135,043
Charter hire expenses	11,604	—	—		11,604
Depreciation and amortization	33,833	56,070	(30,780)	(4)	59,123
General and administrative	14,969	13,040	256	(5)	28,265
Merger and integration related costs	481	5,173	(5,173)	(6)	481
Provision for credit losses, net	43	—	—		43
Loss on disposal of vessels and other property, including impairments	4,016	—	—		4,016
Total operating expenses	122,323	224,953	(35,855)		311,421
(Loss)/income from vessel operations	(29,263)	(40,662)	32,118		(37,807)
Equity in income of affiliated companies	10,843	—	—		10,843
Operating (loss)/income	(18,420)	(40,662)	32,118		(26,964)
Other income	559	2	—		561
(Loss)/income before interest expense and income taxes	(17,861)	(40,660)	32,118		(26,403)
Interest expense	(14,286)	(12,150)	1,789	(7)	(24,647)
(Loss)/income before income taxes	(32,147)	(52,810)	33,907		(51,050)
Income tax (provision)/benefit	(1)	—	—		(1)
Net (loss)/income	(32,148)	(52,810)	33,907		(51,051)
Less: Net income attributable to noncontrolling interest	—	1,885	(513)	(8)	1,372
Net (loss)/income attributable to the combined company	$(32,148)	$(54,695)	$34,420		$(52,423)

Weighted Average Number of Common Shares Outstanding:
Basic	28,037,957		22,536,647		50,574,604
Diluted	28,037,957		22,536,647		50,574,604

Per Share Amounts:
Basic net (loss)/income per share	$(1.15)		$1.53		$(1.04)
Diluted net (loss)/income per share	$(1.15)		$1.53		$(1.04)

See accompanying notes to the unaudited pro forma condensed combined financial information

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

1. Description of Transaction

At the Effective Time, each common share of Diamond S (the “Diamond S Common Shares”) issued and outstanding immediately prior to the Effective Time (excluding Diamond S Common Shares owned by Diamond S, the Company, Merger Sub or any of their respective direct or indirect wholly-owned subsidiaries) was cancelled in exchange for the right to receive 0.55375 of a share of common stock of the Company (the “INSW Common Stock”) and cash payable in respect of fractional shares. The aforementioned 0.55375 exchange ratio set forth in the Merger Agreement resulted in the issuance of 22,536,647 shares of INSW Common Stock, with the pre-Merger INSW shareholders and the former Diamond S shareholders owning approximately 55.75% and 44.25%, respectively, of the 50,674,393 issued and outstanding common stock of the Company immediately following the Effective Time.

As provided for under the terms of the Merger Agreement, on July 15, 2021, prior to the Effective Time, INSW paid a special dividend to its shareholders of record as of July 14, 2021 in an aggregate amount equal to $31.5 million ($1.12 per share).

The merger valued the entire issued and outstanding common stock of Diamond S, including outstanding restricted stock and restricted stock unit awards, at approximately $360.6 million based on a share price of INSW Common Stock of $16.00 on July 16, 2021.

Prior to the Merger, INSW common stock was listed for trading on the NYSE under the trading symbol “INSW,” and Diamond S common stock was listed for trading on NYSE under the trading symbol “DSSI.” Following the closing of the merger, INSW common stock has continued to be listed on the NYSE and Diamond S common shares were delisted from NYSE.

2. Accounting Policies

During the preparation of this unaudited pro forma condensed combined financial information, management of INSW performed a review and comparison of INSW’s U.S. GAAP accounting policies with those of Diamond S. For purposes of preparing the unaudited pro forma condensed combined financial information, both INSW’s and Diamond S’ historical audited consolidated financial statements were prepared under U.S. GAAP. The only differences in the application of U.S. GAAP are noted in 4.A and 5.A below. Adjustments have been made to Diamond S historical financial statements to conform its accounting policies to those adopted by INSW. The resulting pro forma condensed combined financial information has not been audited.

3. Accounting for the Combination

Following the guidelines of ASC 805 and ASU 2017-01, the Merger is accounted for identifying INSW as the accounting acquirer. The factors that were considered in determining that INSW should be treated as the accounting acquirer in the Merger were the relative voting rights in the combined company and the composition of senior management and board of directors of the combined company. With respect to the relative voting rights in the combined company, after the completion of the merger, the INSW shareholders and Diamond S shareholders owned approximately 55.75% and 44.25% of the combined company, respectively. In addition, following the Merger, the senior management of INSW remained in their roles and have led the combined company and the board of directors of the combined company was comprised of seven representatives designated by the board of directors of INSW and three representatives designated by the board of directors of Diamond S.

Based on the terms of the merger agreement, the Merger was determined to not meet the requirements of a business combination under ASU 2017-01. The Merger consists of acquiring vessels and associated assets and liabilities, which are concentrated in a group of similar identifiable assets, and therefore not considered a business. As a result, the Merger is accounted for as an asset acquisition, which values the acquired assets and liabilities at the cost of the acquisition, including transaction costs, on the basis of their relative fair values.

The following table presents a summary of how the consideration paid by INSW for the net assets acquired was determined:

(Dollars in thousands, except per share data)	Amounts
Diamond S outstanding shares as of the Effective Time	40,566,455
Exchange ratio	0.55375
INSW common stock issued to Diamond S shareholders	22,463,653
Replacement unvested restricted stock awards issued to Diamond S employees	72,994	(a)
Total INSW common stock issued	22,536,647
Closing price per share on July 16, 2021	$16.00
Total value of INSW common stock and replacement awards issued	$360,586
Replacement awards allocated to post-combination vesting	$(556	)(a)
Consideration transferred	$360,030
Consideration transferred not related to value of net assets acquired	$(31,053	)(b)
Consideration transferred related to value of net assets acquired	$328,976

(a)	Unvested Diamond S restricted stock awards of 131,845 as of the Effective Time were assumed by INSW and replaced with INSW restricted stock awards of 72,994, after giving effect to the exchange ratio and appropriate adjustments to reflect the consummation of the Merger. ASC 805, Business Combinations, requires an allocation of the fair-value-based measure of a replacement award to pre-combination service and post-combination service, with the value attributable to pre-combination service included in the consideration transferred and the value attributable to post-combination service recognized as compensation cost by the acquirer. The fair-value-based measure of such replacement award attributable to post-combination service was determined to be $0.6 million.

(b)	ASC 805 requires an evaluation of all consideration transferred by the acquirer to identify the inclusion of any payments that might be related to goods and services that are separate from the combination. Pursuant to the Merger Agreement, Diamond S’ management services agreements with Capital Ship Management Corp (“CSMC”) were terminated and a termination fee of approximately $31.1 million was paid by Diamond S. As INSW is the recipient of the future economic benefits of such restructuring activities, such termination fee is deemed to be a cost incurred by the acquiree on behalf of the acquirer and is considered as part of the consideration transferred that is not related to the fair value of the net assets acquired. As a result, the consideration transferred allocated to the net assets acquired was reduced by termination fee amount.

The pro forma condensed combined financial information reflects the following fair values of tangible and intangible assets acquired and liabilities assumed based on management’s valuations and historical balances as of June 30, 2021. The final valuation at closing of the merger may result in different fair values from that presented in the pro forma condensed combined balance sheet:

(Dollars in thousands)	Book Value	Transaction Accounting and Fair Value Adjustments		Fair Value
Vessels, deferred drydock expenditures and other property, net	$1,683,637	$(423,172	)(a)	$1,260,465
Cash	95,289	(44,536)		50,753
Other current assets	84,785	(3,159)		81,626
Advances to Norient pool	8,205	—		8,205
Time charter contracts acquired, net	1,246	3,922		5,168
Operating lease right-of-use assets	—	5,268		5,268
Other noncurrent assets	5,485	(4,742)		743
Accounts payable, accrued expenses and other current liabilities	(31,443)	—		(31,443)
Operating lease liabilities	—	(5,268)		(5,268)
Current and noncurrent debt	(667,881)	(10,741)		(678,622)
Derivative liabilities	(552)	—		(552)
Noncontrolling interests	(36,639)	5,752		(30,887)
Net asset value acquired	$1,142,132	$(476,676)		$665,456

Consideration transferred				$328,976
Excess of net asset value acquired over consideration transferred				$336,480

(a)	The $1,260.5 million fair value of the 64 vessels acquired is comprised of (i) $1,249.1 million in vessel fair values assessed in accordance with ASC 820, Fair Value Measurement, using an average of current valuations obtained from third-party vessel appraisals as of the Effective Time, (ii) $6.6 million of the initial lube oil inventory on board the vessels on June 30, 2021 and (iii) $4.8 million in deposits for ballast water treatment system installations.

4. Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments as of June 30, 2021

A.	Conforming Accounting Policies

While both INSW and Diamond S prepared historical financial statements in accordance with U.S. GAAP, INSW has adopted ASC 842, Leases, and ASC 326, Financial Instruments — Credit Losses, for the reporting period commencing January 1, 2019 and January 1, 2020, respectively. As an emerging growth company, Diamond S had not adopted ASC 842 or ASC 326.

For a voyage charter that contains a lease component, INSW recognizes revenue and expenses based on a lease commencement-to-discharge basis and the lease commencement date is the latter of discharge of the previous cargo or voyage charter contract signing. For voyage charters that do not have a lease component, INSW recognizes revenue and expenses based on a load-to-discharge basis. As Diamond S has not adopted ASC 842, consistent with industry practice they recognize revenue and expenses based on a load-to-discharge basis for all voyage charters. In addition, for voyage charters that contain a lease component, INSW expenses fuel costs as incurred whereas Diamond S defers fuel costs incurred prior to the commencement of the voyage. Transaction accounting adjustments have been made to reflect the net changes in the amount of voyage charter revenues and voyage expenses during the year ended December 31, 2020 and during the six months ended June 30, 2021 and the changes to the balances of voyage receivables and prepaid expenses and other current assets as of June 30, 2021. In relation to the lease for Diamond S’ headquarters office space, adjustments have been made to recognize operating lease right-of-use assets and corresponding current and long-term operating lease liabilities associated with the office lease.

The effect of the adoption of ASC 326 was determined to be insignificant for purposes of the pro forma condensed combined financial information as Diamond S’ voyage receivables are operating lease receivables due from charterers, which are not in the scope of ASC 326.

In addition, Diamond S capitalizes lube oil inventory when purchased and expenses the inventory as it is consumed. INSW has an accounting policy to expense lube oil inventory when purchased. Transaction accounting adjustments have been made to reflect the net changes in the amount of vessel expenses during the year ended December 31, 2020 and during the six months ended June 30, 2021 and eliminate the balance of lube oil inventory from the June 30, 2021 pro forma condensed combined balance sheet.

B.	Pro Forma Adjustments

(1) Cash and cash equivalents

The decrease in cash and cash equivalents of $81.3 million is composed of the following:

(Dollars in thousands)	Amounts
Special cash dividend	$(31,514	)(a)
Transaction costs paid by cash	(15,655	)(b)
Management services termination fee	(31,053	)(c)
Other costs related to the merger	(3,101	)(d)
	$(81,323)

(a)	Immediately prior to the closing of the Merger, existing INSW shareholders received a special cash dividend in an aggregate amount equal to $31.5 million.

(b)	Total transaction costs approximated $26.5 million, which includes $10.8 million of INSW’s transaction costs directly related to the asset acquisition as discussed in 4.B.(4) below and $15.7 million of similar costs incurred by Diamond S which includes debt consent fees as discussed in 4.B.(7) below. Approximately $10.8 million of such costs are included in the accounts payable, accrued expenses and other current liabilities line of the historical June 30, 2021 balance sheets of INSW and Diamond S, respectively. Accordingly, only the balance of $15.7 million is reflected as a proforma adjustment to the historical June 30, 2021 cash balance.

(c)	The aggregate termination fees to CSMC of approximately $31.1 million is included in the pro forma condensed combined balance sheet and condensed combined statement of operations as a nonrecurring cost.

(d)	Represents the net cash insurance premium payment for the tail policy to Diamond S’ current directors and officers liability insurance policy to cover potential claims arising from facts or events occurring at or prior to the effective date (the “D&O Insurance”). Pursuant to the merger agreement, such policy shall be maintained by the combined company for an aggregate period of six years from the Closing Date.

(2) Voyage receivables and prepaid expenses and other current assets

The increase in voyage receivables of $1.1 million and the decrease in prepaid expenses and other current assets of $0.8 million represents adjustments made to reflect the application of ASC 842 to Diamond S’ voyage charters as discussed above in 4.A.

In addition, prepaid expenses and other current assets includes a $3.1 million D&O Insurance premium adjustment as discussed above in (1).

(3) Inventories

The decrease in inventory of $6.6 million represents adjustment made to Diamond S’ historical June 30, 2021 balance sheet to eliminate the lube oil inventory balance as discussed above in 4.A.

(4) Vessels and other property and deferred drydock expenditures

The $931.2 million aggregate balance in the “Diamond S Historical” and “Transaction Accounting Adjustments” columns as of June 30, 2021, is primarily comprised of (i) the estimated fair value of the vessels of $1,249.1 million, which is based on the current market values obtained from third-party vessel appraisals as of the Effective Date, (ii) $5.3 million of the total transaction costs incurred directly by INSW of $10.8 million, as such amount represents the costs that were not yet incurred and included in the June 30, 2021 historical financial statements, (iii) $6.6 million of the initial lube oil inventory on board the vessels as of June 30, 2021, and (iv) $4.8 million in deposits for ballast water treatment system installations, (v) reduced by a $334.5 million allocation of the excess of the net asset value acquired over consideration transferred in the Merger. Deferred drydock expenditures are taken into consideration in the vessel appraisals obtained to determine the market values of the vessels acquired and are therefore eliminated for purposes of the pro forma condensed combined financial information.

(5) Operating lease right-of-use assets and liabilities

The operating lease right-of-use asset of $5.3 million and the corresponding current and long-term operating lease liabilities of $0.8 million and $4.4 million, respectively, relate to Diamond S’ headquarters office lease expiring July 2026, and have been reflected in the pro forma condensed combined balance sheet in order to reflect the application of ASC 842. The right of use asset was reduced to $3.9 million by a $1.4 million allocation of the excess of the net asset value acquired over consideration transferred in the Merger.

(6) Time charter contracts acquired, net

In accordance with ASC 820, the above market time charter contracts are recorded at estimated fair value at the time of acquisition. For purposes of the unaudited pro forma condensed combined financial information, the Company estimates $5.2 million to be the value of above market time charter contracts (assets) as of June 30, 2021. The fair value estimate takes into consideration future cash flows under the time charters compared to estimated future market-based charter rates, using a discounted cash flow model. The value of the time charter contracts acquired was adjusted down to $4.6 million after the allocation of $0.5 million of the $336.5 million excess of net assets acquired over the consideration transferred.

(7) Long-term debt

All unamortized deferred financing costs associated with existing financing arrangements of Diamond S of $10.7 million were eliminated as part of the fair value measurement. The preliminary cost allocation estimates the fair value of Diamond S’ secured borrowings, all of which will be assumed as part of the merger. Fair value was measured using the income approach, which takes into account the future cash flows that a market participant would expect to receive from holding the liability as an asset. The carrying amount of the variable rate borrowings under the secured debt facilities as of June 30, 2021 approximates the fair value estimated based on current market rates and an appropriate credit spread. The credit spread is estimated as the margin over LIBOR in Diamond S’ recently entered secured debt facilities, which varies from 2.5% to 3.25%, and represents INSW management’s best estimate of such credit spreads.

In connection with and as a condition to the consummation of the merger, lenders under Diamond S’ existing credit facilities, have agreed, among other things, to consent to the merger and waive any event of default that would arise as a result of the merger. Lenders under Diamond S’ $360 Million Facility and $525 Million Facility also agreed to enter into amended and restated credit agreements to amend the terms of such credit facilities to more closely mirror the representations, warranties and covenants of INSW’s credit facilities and to include INSW as a credit party. In addition, INSW agreed to provide a guaranty of Diamond S’ obligations under the amended and restated debt agreements. The amended and restated credit agreements were entered into on May 27, 2021.

(8) Equity

The following increases/(decreases) have been made to total equity before noncontrolling interest:

			Accumulated
			Other
		Accumulated	Comprehensive	Total
(Dollars in thousands)	Capital	Deficit	Loss	Equity
Pro forma condensed combined balance sheet adjustments:
Cost of net assets acquired	$328,976	$—	$—	$328,976
Elimination of Diamond S historic equity balances	(1,242,259)	99,945	182	(1,142,132)
Special cash dividend to INSW shareholders	(31,514)	—	—	(31,514)
	$(944,797)	$99,945	$182	$(844,670)

(9) Noncontrolling Interest

In connection with the Merger, INSW acquired 51% of the net assets of two joint venture entities which were determined to be variable interest entities ("VIEs") of which the combined company is considered the primary beneficiary. According to ASC 805, a primary beneficiary’s initial consolidation of a VIE whose assets and liabilities do not constitute a business is excluded from the scope of business combination. Accordingly, the Company applied ASC 810, Consolidation, for initial measurement and recognition of the net assets of the two joint ventures upon initial consolidation. The net assets of the VIEs, and related noncontrolling interests, are measured at fair value in accordance with ASC 805.

5. Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments for the Year Ended December 31, 2020 and for the six months ended June 30, 2021

A.	Conforming Accounting Policies

While both INSW and Diamond S prepared historical financial statements in accordance with U.S. GAAP, INSW has adopted ASC 842, Leases, and ASC 326, Financial Instruments — Credit Losses, for the reporting period commencing January 1, 2019 and January 1, 2020, respectively. As an emerging growth company, Diamond S had not adopted ASC 842 or ASC 326.

For a voyage charter that contains a lease component, INSW recognizes revenue and expenses based on a lease commencement-to-discharge basis and the lease commencement date is the latter of discharge of the previous cargo or voyage charter contract signing. For voyage charters that do not have a lease component, INSW recognizes revenue and expenses based on a load-to-discharge basis. Diamond S recognizes revenue and expenses based on a load-to-discharge basis for all voyage charters. In addition, for voyage charters that contain a lease component, INSW expenses fuel costs as incurred whereas Diamond S defers fuel costs incurred prior to the commencement of the voyage. Transaction accounting adjustments have been made to reflect the net changes in the amount of voyage charter revenues and voyage expenses during the year ended December 31, 2020 and during the six months ended June 30, 2021 and the changes to the balances of voyage receivables and prepaid expenses and other current assets as of June 30, 2021. In relation to the lease for Diamond S’ headquarters office space, adjustments have been made to recognize operating lease right-of-use assets and corresponding current and long-term operating lease liabilities associated with the office lease.

The effect of adoption of ASC 326 was determined to be insignificant for purposes of the pro forma condensed combined financial information as Diamond S’ voyage receivables are operating lease receivables due from charterers, which are not in the scope of ASC 326.

In addition, Diamond S capitalizes lube oil inventory when purchased and expenses the inventory as it is consumed. INSW has an accounting policy to expense lube oil inventory when purchased. Transaction accounting adjustments have been made to reflect the net changes in the amount of vessel expenses during the year ended December 31, 2020 and during the six months ended June 30, 2021 and eliminate the balance of lube oil inventory from the June 30, 2021 pro forma condensed combined balance sheet.

B.	Pro Forma Adjustments

(1) Time and bareboat charter revenues

For the year ended December 31, 2020, time and bareboat charter revenues have been decreased by $4.9 million to eliminate Diamond S’ historical amortization of time charter contracts acquired of $2.8 million and reflect the $7.7 million in amortization of the revalued asset for time charter contracts acquired, as noted above in “4.B.(6) Time charter contracts acquired, net”.

For the six months ended June 30, 2021, time and bareboat charter revenues have been decreased by $2.8 million to eliminate Diamond S’ historical amortization of time charter contracts acquired of $1.0 million and reflect the $3.8 million in amortization of the revalued asset for time charter contracts acquired.

(2) Voyage charter revenues and voyage expenses

For the year ended December 31, 2020, the decrease in voyage charter revenues of $5.3 million and the decrease in voyage expenses of $2.2 million represent the net adjustments made to conform Diamond S’ revenue and expense recognition policy for voyage charters to that of INSW as discussed above in 5.A.

For the six months ended June 30, 2021, such adjustments resulted in decreases of $0.9 million and $0.1 million in voyage charter revenues and voyage expenses, respectively.

(3) Vessel expenses

The increase in vessel expenses of $0.5 million for the year ended December 31, 2020 and the decrease in vessel expenses of less than $0.1 million for the six months ended June 30, 2021 represent the net adjustments made to conform Diamond S’ lube oil expense recognition policy to that of INSW as discussed above in 5.A.

(4) Depreciation and amortization

For the year ended December 31, 2020, depreciation and amortization expense has been reduced by $60.9 million as a result of the fair value adjustment to the carrying value of the vessels acquired as of January 1, 2020. Consistent with INSW’s and Diamond S’ accounting policies, depreciation is calculated on a straight-line basis over the anticipated remaining useful life of 25 years from each vessel’s date of delivery down to the vessel’s estimated salvage value, using the vessel’s lightweight tonnage multiplied by an estimated scrap steel price of $300 per ton.

For the six months ended June 30, 2021, such adjustment amounted to $30.8 million.

(5) General and administrative

Amortization of the D&O Insurance policy as discussed in Note 4.B.(1) above amounted to $0.5 million and $0.3 million, respectively, for the year ended December 31, 2020 and for the six months ended June 30, 2021.

For purposes of the pro forma condensed combined financial information, the $5.2 million of transaction costs recorded in the merger and integration related costs line item of Diamond S’ historical statement of operations for the six months ended June 30, 2021 were eliminated in the pro forma condensed combined statement of operations for the six months ended June 30, 2021 as such costs were included in the transaction and other costs related to merger line of the pro forma condensed combined statement of operations for the year ended December 31, 2020.

(6) Transaction and other costs related to merger

As discussed in Note 4.B.(1) above, the table below includes costs that are directly related to the Merger and other costs not related to the accounting for the Merger but that are incurred only as a result of the Merger are not expected to recur.

(Dollars in thousands)	For the Year ended December 31, 2020	For the Six Months ended June 30, 2021
Transaction costs paid by cash	$15,655	$—
Other integration costs	—	481
Management services termination fee	31,053	—
	$46,708	$481

(7) Interest expense

Unamortized deferred financing costs relating to Diamond S’ debt facilities were eliminated and reflected in the fair value assessment of the debt. Diamond S recognized $3.6 million and $1.8 million as amortization expense in connection with these deferred financing costs during the year ended December 31, 2020 and during the six months ended June 30, 2021, respectively, which were eliminated for purposes of the pro forma condensed combined financial information.

(8) Net income attributable to noncontrolling interest

The adjustments to (increase)/decrease net income attributable to the noncontrolling interests in the VIEs noted in Note 4.B.(9) above are as follows:

(Dollars in thousands)	For the Year ended December 31, 2020	For the Six Months ended June 30, 2021
Pro forma condensed combined statement of operations adjustments:
Depreciation and amortization	$(406)	(203)
Interest expense – amortization of deferred financing costs	(119)	(59)
Time and bareboat charter revenues – amortization of fair value adjustments of time charter contracts	1,563	775
	$1,038	513

6. Net Income/(Loss) Per Share

The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the aggregate basic and diluted weighted average shares of the combined company. The pro forma basic and diluted weighted average shares outstanding are determined using the exchange ratio stated in the merger agreement of 0.55375 share of INSW common stock per Diamond S common share issued and outstanding immediately prior to the Effective Time.

The weighted average numbers of common shares outstanding were calculated as follows:

	For the Year ended December 31, 2020	For the Six Months ended June 30, 2021
Weighted average number of common shares – historical	28,372,375	28,037,957
Pro forma number of common shares issued to Diamond S shareholders	22,536,647	22,536,647
Pro forma weighted average number of common shares – basic	50,909,022	50,574,604